Cocrystal Pharma, Inc.

19805 N. Creek Parkway

Bothell, WA 98011

March 20, 2019

VIA EMAIL: [ccat@allianceg.com]

Alliance Global Partners /A.G.P

590 Madison Avenue, 36th Floor

New York, New York 10022

RE: Amendment and Submission of Equity Distribution Agreement

Ladies and Gentlemen:

Reference is made to the Equity Distribution Agreement entered into with you and certain other broker-dealers on July 19, 2018 (the “Agreement”). In connection with the terminating of the Agreement with Barrington Research Associates, Inc. (“Barrington”) and suspending the Agreement as to Alliance Global Partners (“AGP”), Cocrystal Pharma, Inc. (the “Company”) and AGP each agree to amend the Agreement in order to provide that the termination under Section 11(b) of the Agreement as to Barrington shall not affect the validity of the Agreement and that the suspension by the Company shall be on an interim basis until such later date as the Company may give notice to AGP.

Please execute a copy of this letter agreement indicating that the Agreement shall be amended.

Sincerely yours,

COCRYSTAL PHARMA, INC.

By:	/s/ James Martin
James Martin
Chief Financial Officer

Alliance Global Partners//A.G.P

March 20, 2019

We hereby agree to the foregoing:

Alliance Global Partners//A.G.P

By:	/s/ Thomas J. Higgins
Thomas J. Higgins
Managing Director, Investment Banking

cc:	Mr. Gary Wilcox (via email)
Michael D. Harris, Esq. (via email)